Exhibit 10.3

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of May 20, 2011 (this "Limited Guarantee"), by Bain Capital Asia Fund, L.P. (the "Guarantor") in favor of China Fire & Security Group, Inc., a Florida corporation (the "Guaranteed Party"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

1. GUARANTEE.  To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement") by and among Amber Parent Limited ("Parent"), Amber Mergerco, Inc., a wholly-owned subsidiary of Parent ("Merger Sub"), and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party (the "Merger"), the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party the due and punctual payment as and when due of the Parent Termination Fee pursuant to Section 8.2(c) of the Merger Agreement and subject to the terms and limitations of Section 8.2(f) of the Merger Agreement (the "Obligation"); provided that in no event shall the Guarantor's aggregate liability under this Limited Guarantee exceed the amount of the Parent Termination Fee due and payable pursuant to Section 8.2(c) of the Merger Agreement (the "Cap"), it being understood that this Limited Guarantee may not be enforced without giving effect to the Cap. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. The Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind. If Parent or Merger Sub fails to pay the Obligation as and when due pursuant to Section 8.2(c) of the Merger Agreement, then the Guarantor's liabilities to the Guaranteed Party hereunder in respect of such Obligation shall, at the Guaranteed Party's option, become immediately due and payable and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party's option, and so long as Parent or Merger Sub remains in breach of its Obligation, take any and all actions available hereunder or under applicable law to collect the Obligation from the Guarantor subject to the Cap.

2. CHANGES IN OBLIGATION, CERTAIN WAIVERS.  The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of the Obligation, and may also make any agreement with Parent or Merger Sub for the extension or renewal thereof, in whole or in part, without in any way impairing or affecting the Guarantor's obligation under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee. The Guarantor agrees that the obligation of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub; (b) any change in the time, place or manner of payment of the Obligation or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms of Section 8.4 thereof or any agreement evidencing, securing or otherwise executed in connection with the Obligation; (c) the addition, substitution or release of any entity or other Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Obligation or otherwise (other than defenses to the payment of the Obligation that are available to Parent or Merger Sub under the Merger Agreement); or (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Obligation. To the fullest extent permitted by applicable law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligation, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligation incurred and all other notices of any kind (other than notices expressly required to be provided to Parent or Merger Sub pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Obligation (x) that are available to Parent or Merger Sub under the Merger Agreement, (y) in respect of a breach by the Guaranteed Party of this Limited Guarantee or (z) in respect of fraud of the Guaranteed Party or any of its Affiliates in connection with the Merger Agreement or the transactions contemplated thereby).  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.  The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Guarantor, Sponsors, Parent or Merger Sub or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing (but not including the Guarantor, Sponsors, Parent or Merger Sub or their respective successors and assigns under the Merger Agreement, the Equity Commitment Letter or this Limited Guarantee, collectively, each a "Non-Recourse Party"), except for claims against (i) the Guarantor and its successors and assigns under this Limited Guarantee pursuant to the terms hereof, (ii) Sponsors and their respective successors and assigns under the Equity Commitment Letter pursuant to the terms thereof, (iii) Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof and (iv) Bain Capital Asia, LLC and its successors and assigns under the NDA pursuant to the terms thereof ((i), (ii), (iii) and (iv) collectively, the "Retained Claims"). The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub that arise from the existence, payment, performance or enforcement of the Obligation under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification unless and until the Obligation and any other amounts that may be payable under this Limited Guarantee shall have been paid in full in cash. The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.

Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent Parent and Merger Sub are relieved of any of their payment obligations under the Merger Agreement (other than by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, or general equitable principles (whether considered in a proceeding in equity or at law)), the Guarantor shall be similarly relieved of its corresponding Obligation under this Limited Guarantee.

3. NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.  Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.  The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party's rights against, Parent, Merger Sub or any other Person liable for the Obligation prior to proceeding against the Guarantor hereunder.

4. REPRESENTATIONS AND WARRANTIES.  The Guarantor hereby represents and warrants that:

(a) the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor's charter, partnership agreement, operating agreement or similar organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on such Guarantor or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee;

(c) this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) the Guarantor has the financial capacity to pay and perform its obligation under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill its Obligation under this Limited Guarantee shall be available to the Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 7 hereof.

5. NO ASSIGNMENT.  Neither the Guarantor nor the Guaranteed Party may assign or delegate their respective rights, interests or obligations hereunder to any other Person (except by operation of Law, provided that no such assignment by the Guarantor shall relieve the Guarantor or any of its obligations hereunder) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be.

6. NOTICES.  All notices, requests, claims, demands and other communications hereunder shall be given and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by facsimile (but only if followed by transmittal by overnight courier or hand for delivery on the next Business Day), as follows:

if to the Guarantor:

Bain Capital Asia Fund, L.P.
c/o Bain Capital Partners Asia, L.P.
47th Floor, Cheung Kong Center
2 Queen's Road, Central
Attention:     Jonathan Zhu
Lihong Wang
Craig Boyce
Facsimile: +852-3656-6801

with a copy to:

Kirkland & Ellis International LLP
26th Floor, Gloucester Tower
15 Queen's Road, Central
Hong Kong
Attention:     David Patrick Eich
Jesse Sheley
Facsimile: +852-3761-3301

If to the Guaranteed Party, as provided in the Merger Agreement.

7. CONTINUING GUARANTEE.  This Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor and its successors and assigns until the Obligation has been satisfied in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligation under this Limited Guarantee as of the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms (other than a termination of the Merger Agreement for which a Parent Termination Fee is, in accordance with Section 8.2(c) of the Merger Agreement, due and owing by Parent (a "Qualifying Termination") and (c) the 120th day after a Qualifying Termination unless prior to the 120th day after such Qualifying Termination, the Guaranteed Party shall have commenced a legal proceeding against Parent or Merger Sub alleging a Parent Termination Fee is due and owing or against the Guarantor alleging amounts payable by the Guarantor to the Guaranteed Party under this Limited Guarantee, in which case this Limited Guarantee shall terminate upon either (i) a final, non-appealable resolution of such claim and payment of the Obligation (subject to the Cap), if applicable or (ii) a written agreement signed by each of the parties hereto terminating this Limited Guarantee. If any payment or payments made by Parent or Merger Sub or any part thereof in respect of the Parent Termination Fee, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.  In the event that the Guaranteed Party or any of its Affiliates institutes any suit, action or proceeding or makes any claim (A) asserting that any of the provisions of this Limited Guarantee are illegal, invalid or unenforceable in whole or in part or that the Guarantor is liable in excess of or to a greater extent than the Cap or (B) arising under, or in connection with, the Equity Commitment Letter, the Merger Agreement or any other document or agreement entered into in connection with the Merger Agreement (other than the Retained Claims), then (1) the Obligation of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (2) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments from the Guaranteed Party, and (3) neither the Guarantor, Parent, Merger Sub nor any Non-Recourse Party shall have any liability to the Guaranteed Party or any of its Affiliates with respect to the transactions contemplated by the Merger Agreement, the Equity Commitment Letter or under this Limited Guarantee.

8. NO RECOURSE.  Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, and notwithstanding the fact that the Guarantor may be a partnership or limited liability company, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that no Person other than the Guarantor (and its successors and assigns) has any obligation hereunder and that no recourse shall be had hereunder, or for any claim based on, in respect of, or by reason of, such obligation or their creation, against, and no personal liability shall attach to, any Non-Recourse Party, through Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Guaranteed Party against any Non-Recourse Party (including any claim to enforce the Equity Commitment Letter), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for any Retained Claims. The Guaranteed Party acknowledges and agrees that Parent and Merger Sub have no assets other than certain contract rights and cash in a de minimis amount and that no additional funds are expected to be contributed to Parent or Merger Sub unless the Closing occurs. Recourse against the Guarantor pursuant to this Limited Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its Affiliates against the Guarantor, Sponsors, Parent or Merger Sub in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Equity Commitment Letter or the transactions contemplated thereby, except for any Retained Claims.  Nothing set forth in this Limited Guarantee shall confer or give or shall be construed to confer or give to any Person (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as expressly set forth herein.

9. NATURE OF GUARANTEE. The Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. The Guaranteed Party shall not be obligated to file any claim relating to the Obligation in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligation hereunder. In the event that any payment to the Guaranteed Party in respect of any of the Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligation as if such payment had not been made. This Limited Guarantee is an unconditional and continuing guarantee of payment and not of collection, and the Guaranteed Party shall not be required to initiate any legal proceedings against Parent or Merger Sub before proceeding against the Guarantor hereunder.

10. GOVERNING LAW; JURISDICTION.  This Limited Guarantee, and all claims and causes of action arising out of, based upon, or related to this Limited Guarantee or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of Delaware.  Any legal action, suit or proceeding arising out of, based upon or relating to this Limited Guarantee or the transactions contemplated hereby shall be brought solely and exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, the U.S. District Court for the District of Delaware; or, if that court declines to accept jurisdiction over a particular matter, the U.S. District Court for the Southern District of New York).  Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of, based upon or relating to this Limited Guarantee and the rights and obligations arising hereunder and agrees that it will not bring any action arising out of, based upon or related to this Limited Guarantee in any other court.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any legal action, suit or proceeding arising out of, based upon or relating to this Limited Guarantee, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process as set forth below, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Limited Guarantee, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto agrees that notice or the service of process in any action, suit or proceeding arising out of, based upon or relating to this Limited Guarantee or the rights and obligations arising hereunder shall be properly served or delivered if delivered in the manner contemplated by Section 6.

11. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF, BASED UPON OR RELATING TO THIS LIMITED GUARANTEE OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF.

12. COUNTERPARTS.  This Limited Guarantee may be executed by facsimile and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

13. MISCELLANEOUS.

(a) This Limited Guarantee contains the entire agreement between the parties relative to the subject matter hereof.  No modification or waiver of any provision hereof shall be enforceable unless agreed to by the Guaranteed Party and the Guarantor in writing.

(b) For the avoidance of doubt, the Rollover Agreements (as such term is defined in the Merger Agreement), the transactions contemplated therein and any proceeding or claim arising thereunder shall be interpreted as separate and distinct from the Merger Agreement, and the phrases "this Limited Guarantee, the Merger Agreement, the Equity Commitment Letter or any transaction contemplated hereby or thereby"; "any document or agreement entered into in connection with the Merger Agreement"; "arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby"; and phrases of similar import shall be interpreted to exclude the Rollover Agreements, the transactions contemplated therein and any proceeding or claim arising thereunder.

(c) Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.

(e) All parties acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

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(signature pages follow)

IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

BAIN CAPITAL ASIA FUND, L.P.

By Bain Capital Partners Asia, L.P.,
its general partner

By Bain Capital Investors, LLC,
its general partner

By:	/s/ Paul Edgerley
Name: Paul Edgerley
Title: Managing Director

Signature Page to Limited Guarantee

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC

By:	/s/ Albert McLelland
Name: Albert McLelland
Title: Chairman Special Committee

Signature Page to Limited Guarantee